UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2008
infoUSA Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19598	47-0751545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5711 South 86th Circle Omaha, Nebraska	68127
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (402) 593-4500
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On May 13, 2008, infoUSA Inc. (the “Company”) notified The NASDAQ Stock Market (“NASDAQ”) that it will not timely file its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”) and, therefore, the Company will not be in compliance with the NASDAQ Marketplace Rule 4310(c)(14) as of May 12, 2008. NASDAQ requires, among other things, that the Company timely file all required reports with the SEC.
As disclosed previously, effective December 24, 2007, the Board of Directors of the Company formed a Special Committee for Internal Investigation and Derivative Litigation (the “Special Committee”) in response to the consolidated complaint In re infoUSA, Inc. Shareholders Litigation, Consol. Civil Action No. 1956-CC (Del. Ch.), and a related informal investigation into the Company by the SEC. In light of the ongoing investigation, the Company was unable to file its Form 10-Q by the filing deadline. The Company filed a Form 12b-25 on May 13, 2008, and intends to file the Form 10-Q as soon as practicable.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

infoUSA Inc.

By:	/s/ Stormy Dean
Stormy Dean Chief Financial Officer
Date: May 13, 2008